Exhibit 99.1

NVIDIA to Acquire Arm for $40 Billion,

Creating World’s Premier Computing Company for the Age of AI

•	Unites NVIDIA’s leadership in artificial intelligence with Arm’s vast computing ecosystem to drive innovation for all customers

•	NVIDIA will expand Arm’s R&D presence in Cambridge, UK, by establishing a world-class AI research and education center, and building an Arm/NVIDIA-powered AI supercomputer for groundbreaking research

•	NVIDIA will continue Arm’s open-licensing model and customer neutrality and expand Arm’s IP licensing portfolio with NVIDIA technology

•	Immediately accretive to NVIDIA’s non-GAAP gross margin and EPS

•	Consideration of $40 billion to be met through a combination of NVIDIA shares and cash

SANTA CLARA, Calif., and CAMBRIDGE, U.K., and TOKYO—Sept. 13, 2020— NVIDIA and SoftBank Group Corp. (SBG) today announced a definitive agreement under which NVIDIA will acquire Arm Limited from SBG and the SoftBank Vision Fund (together, “SoftBank”) in a transaction valued at $40 billion. The transaction is expected to be immediately accretive to NVIDIA’s non-GAAP gross margin and non-GAAP earnings per share.

The combination brings together NVIDIA’s leading AI computing platform with Arm’s vast ecosystem to create the premier computing company for the age of artificial intelligence, accelerating innovation while expanding into large, high-growth markets. SoftBank will remain committed to Arm’s long-term success through its ownership stake in NVIDIA, expected to be under 10 percent.

“AI is the most powerful technology force of our time and has launched a new wave of computing,” said Jensen Huang, founder and CEO of NVIDIA. “In the years ahead, trillions of computers running AI will create a new internet-of-things that is thousands of times larger than today’s internet-of-people. Our combination will create a company fabulously positioned for the age of AI.

“Simon Segars and his team at Arm have built an extraordinary company that is contributing to nearly every technology market in the world. Uniting NVIDIA’s AI computing capabilities with the vast ecosystem of Arm’s CPU, we can advance computing from the cloud, smartphones, PCs, self-driving cars and robotics, to edge IoT, and expand AI computing to every corner of the globe.

“This combination has tremendous benefits for both companies, our customers, and the industry. For Arm’s ecosystem, the combination will turbocharge Arm’s R&D capacity and expand its IP portfolio with NVIDIA’s world-leading GPU and AI technology.

“Arm will remain headquartered in Cambridge. We will expand on this great site and build a world-class AI research facility, supporting developments in healthcare, life sciences, robotics, self-driving cars and other fields. And, to attract researchers and scientists from the U.K. and around the world to conduct groundbreaking work, NVIDIA will build a state-of-the-art AI supercomputer, powered by Arm CPUs. Arm Cambridge will be a world-class technology center.”

“NVIDIA is the perfect partner for Arm,” said Masayoshi Son, chairman and CEO of SBG. “Since acquiring Arm, we have honored our commitments and invested heavily in people, technology and R&D, thereby expanding the business into new areas with high growth potential. Joining forces with a world leader in technology innovation creates new and exciting opportunities for Arm. This is a compelling combination that projects Arm, Cambridge and the U.K. to the forefront of some of the most exciting technological innovations of our time and is why SoftBank is excited to invest in Arm’s long-term success as a major shareholder in NVIDIA. We look forward to supporting the continued success of the combined business.”

“Arm and NVIDIA share a vision and passion that ubiquitous, energy-efficient computing will help address the world’s most pressing issues from climate change to healthcare, from agriculture to education,” said Simon Segars, CEO of Arm. “Delivering on this vision requires new approaches to hardware and software and a long-term commitment to research and development. By bringing together the technical strengths of our two companies we can accelerate our progress and create new solutions that will enable a global ecosystem of innovators. My management team and I are excited to be joining NVIDIA so we can write this next chapter together.”

Commitment to Arm and the UK

As part of NVIDIA, Arm will continue to operate its open-licensing model while maintaining the global customer neutrality that has been foundational to its success, with 180 billion chips shipped to-date by its licensees. Arm partners will also benefit from both companies’ offerings, including NVIDIA’s numerous innovations.

SoftBank and Arm are fully committed to satisfying the undertakings made by SoftBank when it acquired Arm in 2016, which are scheduled to complete in September 2021. Following the closing of the transaction, NVIDIA intends to retain the name and strong brand identity of Arm and expand its base in Cambridge. Arm’s intellectual property will remain registered in the U.K.

NVIDIA will build on Arm’s R&D presence in the U.K., establishing a new global center of excellence in AI research at Arm’s Cambridge campus. NVIDIA will invest in a state-of-the-art, Arm-powered AI supercomputer, training facilities for developers and a startup incubator, which will attract world-class research talent and create a platform for innovation and industry partnerships in fields such as healthcare, robotics and self-driving cars.

Additional Transaction Details

Under the terms of the transaction, which has been approved by the boards of directors of NVIDIA, SBG and Arm, NVIDIA will pay to SoftBank a total of $21.5 billion in NVIDIA common stock and $12 billion in cash, which includes $2 billion payable at signing. The number of NVIDIA shares to be issued at closing is 44.3 million, determined using the average closing price of NVIDIA common stock for the last 30 trading days. Additionally, SoftBank may receive up to $5 billion in cash or common stock under an earn-out construct, subject to satisfaction of specific financial performance targets by Arm.

NVIDIA will also issue $1.5 billion in equity to Arm employees.

NVIDIA intends to finance the cash portion of the transaction with balance sheet cash. The transaction does not include Arm’s IoT Services Group.

The proposed transaction is subject to customary closing conditions, including the receipt of regulatory approvals for the U.K., China, the European Union and the United States. Completion of the transaction is expected to take place in approximately 18 months.

Conference Call and Webcast Details

NVIDIA will conduct a webcast at 5:30 a.m. PT on Monday, September 14, to discuss the transaction. The webcast is available on NVIDIA’s Investor Relations website at https://investor.nvidia.com. A webcast replay and a copy of the webcast presentation materials will also be available at https://investor.nvidia.com.

About SoftBank

The SoftBank Group invests in breakthrough technology to improve people’s quality of life around the world. The SoftBank Group is comprised of SoftBank Group Corp. (TOKYO: 9984), a holding company that includes telecommunications, internet services, AI, smart robotics, IoT and clean energy technology providers; Arm Limited, the world’s leading semiconductor IP company; and the SoftBank Vision Fund, which is investing up to $100 billion to help extraordinary entrepreneurs transform industries and shape new ones. To learn more, please visit https://global.softbank.

About Arm

Arm technology is at the heart of a computing and data revolution that is transforming the way people live and businesses operate. Our advanced, energy-efficient processor designs have enabled intelligent computing in 180 billion chips and our technologies now securely power products from the sensor to the smartphone and the supercomputer. In combination with our IoT device, connectivity and data management platform, we are also enabling customers with powerful and actionable business insights that are generating new value from their connected devices and data. Together with 1,000+ technology partners we are at the forefront of designing, securing and managing all areas of compute from the chip to the cloud.

About NVIDIA

NVIDIA’s (NASDAQ: NVDA) invention of the GPU in 1999 sparked the growth of the PC gaming market, redefined modern computer graphics and revolutionized parallel computing. More recently, GPU deep learning ignited modern AI — the next era of computing — with the GPU acting as the brain of computers, robots and self-driving cars that can perceive and understand the world. More information at http://nvidianews.nvidia.com/.

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For further information, contact:

For NVIDIA:
Simona Jankowski	Robert Sherbin
Investor Relations	Corporate Communications
sjankowski@nvidia.com	rsherbin@nvidia.com

For SoftBank:

Sarah Lubman

sarah.lubman@softbank.com

Jeremy Fielding (U.S.) / Richard Campbell (U.K.)

jeremy.fielding@kekstcnc.com / richard.campbell@kekstcnc.com

For Arm:

Phil Hughes

Arm Communications

phil.hughes@arm.com

All statements included or incorporated by reference in this communication, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on NVIDIA’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by NVIDIA and Arm, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “goals,” “likely,” “might,” “project,” “target,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” or similar expressions, and variations or negatives of these words. Certain statements in this press release including, but not limited to, statements as to the proposed transaction and acquisition of Arm by NVIDIA, including statements regarding the benefits and impact of the transaction and what the combined companies will offer and create, the timing, price and closing conditions of the transaction; statements regarding the companies’ products and markets; creating the world’s premier computing company; driving innovation for customers; NVIDIA expanding Arm’s presence in the U.K.; future plans for the business of the combined companies; the financial impact of the transaction; the numbers of computers running AI and what it will create; the combined company being positioned for the age of AI, advancing computing and its ability to innovate; Arm’s contributions to technology markets; the combined company being at the center of expanding AI computing; NVIDIA turbocharging Arm’s R&D capacity and offering GPUs and AI technology to the Arm ecosystem; Arm remaining headquartered in the U.K., what it will become and how NVIDIA will expand and invest there; SoftBank’s investments and support for the combined business; Arm and NVIDIA’s vision, how it will address the world’s issues and how the combined companies will accelerate progress, create solutions and enable innovators; Arm management joining NVIDIA; continuing Arm’s business model and how its partners will benefit; SoftBank and Arm remaining committed to satisfying SoftBank’s undertakings from its Arm acquisition; Arm’s intellectual property remaining registered in the U.K.; NVIDIA retaining the name and identity of Arm; the equity to be issued to Arm employees; SoftBank’s expected ownership stake in NVIDIA; and how NVIDIA intends to finance the transaction are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations.

These forward-looking statements are based on current expectations and are not guarantees of future results. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including the following, among others: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect NVIDIA’s business and the price of its stock; uncertainties as to the timing of the consummation of the transaction and the failure to satisfy the conditions to the consummation of the transaction, including the receipt of certain governmental and regulatory approvals; the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the transaction on NVIDIA’s business relationships, operating results, and business generally; delays, disruptions or increased costs in the integration of Arm’s technology in existing or new products; expected financial benefits and other benefits of the transaction may not be realized; integration of the acquisition post-closing may not occur as anticipated, and the combined company’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses may incur; litigation related to the transaction or otherwise or limitations or restrictions imposed by regulatory authorities may delay or negatively impact the transaction; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; attempts to retain key personnel and customers may not succeed; risks related to diverting management’s attention from NVIDIA’s ongoing business operations; the business combination or the combined company’s products may not be supported by third parties; actions by competitors may negatively impact results; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; the short- and longer-term effects of the COVID-19 pandemic; and there may be negative changes in general economic conditions in the regions or the industries in which NVIDIA and Arm operate and other risks described in NVIDIA’s filings with the Securities and Exchange Commission (“SEC”). In addition, please refer to the documents that NVIDIA files with the SEC on Forms 10-K, 10-Q, and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this presentation. Actual results are subject to other risks and uncertainties that relate more broadly to NVIDIA’s overall business, including those more fully described in NVIDIA’s filings with the SEC. In addition, the foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and NVIDIA’s filings with the SEC. These forward-looking statements are not guarantees of future events or performance and speak only as of the date hereof. Except as required by applicable law, NVIDIA does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. NVIDIA can give no assurance that the conditions to the transaction will be satisfied.

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